                                                                       EXHIBIT 2



AVIGEN, INC.

SELECTED FINANCIAL INFORMATION

CONDENSED STATEMENT OF OPERATIONS (unaudited)


                                                          Two Months ended

                                                           August 31, 1998

                                                            (In Thousands)
                                                          ------------------

Grant revenue                                                  $   -0-

Expenses:

    Research and development                                     1,166
    General and administrative                                     472
                                                               -------

    Total operating expenses                                     1,638
                                                               -------

    Loss from operations                                        (1,638)

    Other (expense) income                                          30
                                                               -------

    Net loss                                                   $(1,608)
                                                               =======


CONDENSED BALANCE SHEETS (unaudited)

    Cash, cash equivalents and short-term investments          $ 4,515

    Stock subscription receivable                                  965

    Property and equipment, net                                  1,257

    Deposits and other assets                                      275
                                                               -------

    Total assets                                               $ 7,012
                                                               =======

    Total liabilities                                            2,315

    Stockholder's equity                                         4,697
                                                               -------

    Total liabilities and stockholder's equity                 $ 7,012
                                                               =======

                                                                       EXHIBIT 2



Avigen, Inc.

Notes to Proforma Financial Statements




1.   Stock Subscription Receivable


     The stock subscription receivable on the condensed balance sheets (unaudited) is in connection with the private placement. The funds were received in the month of September 1998.